Exhibit 23.5

Gaffney, Cline & Associates, Inc. 5555 San Felipe Street Suite 550 Houston, TX 77056, USA Telephone: +1 713 850 9955 www.gaffney-cline.com

April 4, 2019

Board of directors

Ecopetrol

Calle 13 No. 36 -34

Bogotá, D.C.

Colombia

CONSENT OF GAFFNEY, CLINE & ASSOCIATES

Dear Sirs,

As independent reserve engineers for Ecopetrol S.A.(Ecopetrol), Gaffney, Cline & Associates (GCA) hereby confirms that it has granted and not withdrawn its consent to (i) the references to GCA and to the inclusion of information contained in our third-party letter report entitled “Reserve Certification for Sixty Four Fields in Colombia as of December 31, 2018”, dated April 1, 2019, prepared for Ecopetrol, and to the annexation of our report as an exhibit in Ecopetrol’s annual report on Form 20-F for the year ended December 31, 2018 , and (ii) incorporation by reference of this consent and our report into Ecopetrol S.A.’s registration statement on Form F-3 filed with the United States Securities and Exchange Commission on June 1, 2018 (the “Registration Statement”).

Yours faithfully,

GAFFNEY, CLINE & ASSOCIATES, INC.

/s/ Fabio Chiarandini

Project Manager
Fabio Chiarandini, Principal Advisor